Exhibit 10.3

AMENDED AND RESTATED Share Option(s) Plan

of

VISION MARINE TECHNOLOGIES INC.

(the “Company” or “Corporation”)

Date of Adoption: April 22, 2020

ARTICLE 1 – PURPOSE OF THE PLAN

1.1	The purpose of this Share Option(s) Plan is to:

(a)	Provide an Eligible Employee, Advisor, or Consultant an opportunity to participate in the ownership of the Company;

(b)	Encourage teamwork and cooperation with respect to all members and units of the Company;

(c)	Improve organizational performance;

(d)	Improve the Company's ability to retain skilled Employees, Advisors, and Consultants; and,

(e)	Provide an incentive through the granting of Option(s) to acquire Common Shares of the Company in order to secure the benefit of share ownership by key members of the Corporation.

ARTICLE 2 – PLAN DEFINITIONS AND INTERPRETATION

2.1	In this Plan, the following terms have the following meanings:

(a)	“Act Respecting Labour Standards (Quebec)” means the Act respecting labour standards, CQLR c N-1.1, as amended from time to time, including the Regulations;

(b)	“Advisor” means a person who gives professional advice and is an expert in their particular field;

(c)	“Acquirer” means a person, company, or organization that acquires a controlling interest in the Company;

(d)	“Consultant” means a person who provides professional expertise to the Company;

(e)	“Consulting Agreement” means a contract signed between a Consultant and the Company that iterates their respective roles and renumeration with respect to the Company.

(f)	“Constitution” means the Notice of Articles, Articles, or other constitutional documents of the Company;

(g)	“Eligible Employee, Advisor, or Consultant” means:

(i)	Any Employee, Advisor, or Consultant of the Company or of affiliates of the Company that the Company’s board of directors defines from time to time subject to any restrictions and rules as stated in relevant Acts and Regulations in addition to their respective Consulting Agreement;

who have been working with the Company (or by a predecessor or an affiliate of the Company) for a period of at least 3 months, unless otherwise stipulated in their respective Employee, Advisor, or Consulting Agreement;

(h)	“Employee Agreement” means a contract between an employer and employee which outlines the specific terms of their employee-employer relationship;

(i)	“Employee, Advisor, or Consultant Optionee” means, at any relevant time, those persons who own Option(s) purchased under this Plan;

(j)	“Fair Market Value” means the highest price, in dollars, that a property would fetch in a free unrestricted market between two consenting individuals who are knowledgeable, well informed and prudent and who exercise independent judgment.;

(k)	“Financial Statements” means the most recent financial statements of the Company;

(l)	“Income Tax Act” means the Income Tax Act, RSC 1985, c 1 (5th Supp), as amended from time to time, including the Regulations;

(m)	“Offering” means the offering period specified in the Option(s) Offering Document during which an Eligible Employee, Advisor or Consultant will be extended an offer to purchase Option(s) under this Plan;

(n)	“Option(s)” means a benefit given by the Company to an Eligible Employee, Advisor or Consultant to buy stock in the Company at a discount or a stated fixed price.

(o)	“Optionee” means an Eligible Employee, Advisor or Consultant who has been issued Option(s) under the Plan;

(p)	“Option(s) Agreement” means an Agreement, to be signed by both the Company and Optionee, that defines the terms with respect to the issuance of Option(s).

(q)	“Option(s) Offering Document” means the offering and information document delivered to the Eligible Employee, Advisor, or Consultant in connection with an offering of Option(s) under this Plan, in the form of Schedule “A” attached to this agreement;

(r)	“Plan” means this Amended and Restated Share Option(s) Plan, as amended from time to time, in accordance with its provisions;

(s)	“Purchase Price” means the purchase price for the Shares purchased by an the Eligible Employee, Advisor, or Consultant under the Plan, calculated by multiplying the number of Shares purchased with the Strike Price in effect during the applicable Offering;

(t)	"Regulations” means the regulations enacted pursuant to the Taxation Act (Quebec), Income Tax Act (Canada), Securities Act (Quebec), or Act respecting labour standards (Quebec) in force from time to time;

(u)	“Securities Act (Quebec)” means the Quebec Securities Act, CQLR c V-1.1, as amended from time to time, including the Regulations;

(v)	“Share Value” means the value per Share in Canadian dollars determined from time to time as set forth in the Option(s) Offering Document;

(w)	“Shares” means Voting Common Shares - Series Founder of the Company;

(x)	“Strike Price” means the price at which Option(s) may be exercised; and,

(y)	“Taxation Act (Quebec)” means the Quebec Taxation Act, CQLR c I-3, as amended from time to time, including the Regulations.

2.2	In this Plan, unless otherwise defined herein, words and phrases defined in the Taxation Act (Quebec), Income Tax Act (Canada), Securities Act (Quebec) or the Regulations have the meanings given to them in the respective Acts or the Regulations.

ARTICLE 3 – ADOPTION, ADMINISTRATION, COMMENCEMENT, AND TERM OF THE PLAN

3.1	The Company hereby adopts the Plan as its Share Option(s) Plan for the benefit of an Eligible Employee, Advisor or Consultant.

3.2	The Plan will be administered by the Corporation’s directors (the “Board”), or a duly authorized committee, as the same may be constituted from time to time (the “Committee”).

3.3	The Board or the Committee shall have full and complete latitude to interpret the Plan and to establish the rules and regulations applying to it and to make all other determinations it deems necessary or useful for the administration of the Plan, provided that such interpretations, rules, regulations and determinations are consistent with applicable financial services authority legislation and the rules and regulations of relevant securities regulators in the Province of Québec and Canada.

3.4	The Plan will terminate only upon receipt by the Company of consent in writing to its termination from the Board and a majority of Employee, Advisor, and Consultant Optionees.

ARTICLE 4 – OPTION(S) OFFERINGS TO ELIGIBLE ADVISORS AND CONSULTANTS

4.1	The Company will make the Option(s) offerings described in the Share Option(s) Offering Document to the Eligible Employee, Advisor, or Consultant on the terms and conditions set out in this Plan.

4.2	The Purchase Price of the Shares in respect of which Option(s) are granted shall be determined by the Board or the Committee, in its discretion, at the time that each Option(s) is granted.

4.3	Advisors and Consultants are considered as an exempt class as elaborated on in the Securities Act (Quebec) and Regulation 45-106 respecting Prospectus Exemptions (V-1.1, r. 21).

4.4	Advisors and Consultants are not considered employees under the Civil Code of Quebec and are not bound to the provisions stipulated in the Act Respecting Labour Standards (Quebec).

4.5	To receive Option(s) under the Plan, the Eligible Employee, Advisor, or Consultant must deliver a completed and signed Option(s) Offering Document to the Company during the applicable period as determined by the Board or Committee.

4.6	The Board or the Committee may designate, from time to time, a key Employee, Advisor, or Consultant of the Company and its subsidiaries to whom Option(s) may be granted at the discretion of the Board or the Committee (an “Optionee”) and any performance conditions that the Board or the Committee may deem fit, may be attached to the Option(s), such performance conditions to be outlined in the relevant Option(s) Agreements entered into.

4.7	Notwithstanding the above stipulations within the Plan or in a relevant Option(s) Offering Agreement, Option(s) will only become exercisable in the event of a “Change in Control” (as defined in Article 6) or listing and will lapse on the tenth anniversary of their date of grant if they have not been exercised by that date.

4.8	The aggregate Fair Market Value of Shares subject to unexercised Option(s) granted to Optionees (as defined herein below) under the Plan, together with the Fair Market Value of Shares subject to Option(s) granted to the Optionees under the Plan shall not exceed 10% percent of the total Fair Market Value of the Company.

4.9	In the event of a share dilution of the Company, the Optionee shall receive a proportionate number of Shares with respect to the share dilution. For clarity, the percentage of Shares shall remain the same even if the total Shares outstanding is increased.

ARTICLE 5 – OPTION(S) VESTING, PAYMENT, AND VESTING SCHEDULE

5.1	Option(s) will be provided under the Plan for cash or certified cheque consideration only.

5.2	The Eligible Employee, Advisor, or Consultant may pay for Option(s) purchased under the Plan by:

(a)	Lump sum payment delivered to the Company under the regulations set forth by the Board or Committee.

5.3	In advance of each Offering, the Company will notify the Eligible Employee, Advisor, or Consultant in writing of the offering who is eligible to participate in the Plan and how they can get additional information subject to any regulations or rules as stated in their respective Employee, Advisor, or Consultation Agreements.

5.4	At least 14 days before the start of each Offering, the Company will complete the Option(s) Offering Document to be used during the Offering.

5.5	Unless provided otherwise, Option(s) granted pursuant to the Plan shall be at the discretion of the Board and be included in the respective Employee, Advisor, or Consulting Agreement.

5.6	Notwithstanding the above, in the event of an “Change in Control” (as defined in Article 6), the following conditions apply:

(a)	In the event of a Change in Control as a result of a sale of the Company, the unvested part of Optionee’s outstanding Options, that Eligible Employees, Consultants, and Advisors are entitled for at the time of sale according to the vesting schedule, shall vest as to 25% and the remaining 75% of unvested Option(s) shall immediately lapse unless and to the extent the Board determines that the circumstances justify the exercise of a greater proportion.

(b)	If there is a Change in Control as a result of a sale of the Company, then unless and to the extent the Board determines that the circumstances justify the vesting of a greater proportion, any unexercised Options shall be exercisable to the extent they have then vested and to the extent any applicable performance conditions have then been satisfied and may be exercised in accordance with one of the following sub-rules of this Rule as the Board may determine and which need not be the same in the case of all Optionees:

i.	On the same day as, and immediately prior to, the Change in Control becoming effective;

ii.	If the person, company, or organisation making the offer (the ‘Acquirer’) so requests or makes it a condition of the offer that one or more Optionees is locked-in and the Board agrees to such request or requirement, a period of twelve months commencing no later than the date on which the Acquirer obtains Control of the Company and any condition subject to which the offer was made has been satisfied; or,

iii.	In the absence of any such request or requirement by the Acquirer, or if the Board does not agree to any such request or requirement, within six months or such longer period as the Board may in its discretion decide following the day on which the Acquirer obtains Control of the Company and any condition subject to which the offer was made has been satisfied, but in any case, no longer than twelve months.

5.7	All stipulations within this Article 5 may be derogated from via stipulations provided within the relevant Employee, Advisor or Consulting Agreement, or as the Board so determines at their pure and unfettered discretion.

ARTICLE 6 – EXERCISE, LAPSE OF OPTION(S), AND CHANGE OF CONTROL

6.1	Option(s) may be exercised by the Optionee, in accordance with the provisions of the Plan and the relevant Option(s) Agreement, in whole or in part, from time to time, by delivery of notice of such exercise to the Company marked to the attention of the Committee or Board.

6.2	The notice must specify the number of Shares with respect to which the Option(s) are being exercised and the purchase thereof. Furthermore, the Option(s) shall be deemed for all purposes to have been exercised to the extent stated in such notice upon delivery of the notice and tender of payment in full notwithstanding any delay in the issuance and delivery of the certificates for the Shares so purchased.

6.3	On receipt of payment in full (the "Payment Date") of the Purchase Price for Shares, in exercise of said Option(s) purchased under this Plan, the Company will issue a share certificate, dated as of the Payment Date, representing those Shares in the name of the individual Eligible Employee, Advisor, or Consultant.

6.4	Within 30 days of issuing a share certificate under Section 6.3, the Company will arrange for an investment confirmation setting out the information required by relevant legal statutes and be delivered to the eligible Optionee.

6.5	If the Company by which Optionee is employed is liable to account for tax or social insurance contributions (in any jurisdiction) for which Optionee is liable by virtue of the exercise of the Option(s), it, any other group company or any other entity may:

(a)	withhold the appropriate amount of tax or social security from the Optionee’s remuneration; or

(b)	make such other arrangements as it considers necessary (including the sale of Shares on behalf of the Optionee) to finance the amounts due,

unless the Optionee discharges the liability himself at the date of exercise.

6.6	Except as provided in this Plan or in the relevant Option(s) Agreement, any Option(s) granted pursuant to the Plan, and whether vested or not at the time of termination of Optionee’s employment, for any reason other than death or disability, shall lapse on a date which is the earlier of:

(a)	The date on which such Option(s) would otherwise expire;

(b)	The date on which the relevant Optionee ceases to be an employee of the Company; or,

(c)	Such other date as determined by the Board which date shall not be more than thirty (30) days after the date on which the holder thereof ceases to be an employee of the Company.

6.7	In the event of death or disability of the Optionee, any Option(s) held and vested at the time of the death or cessation of employment due to disability, as the case may be, shall:

(a)	Lapse on a date which is the earlier of the date on which such Option(s) would otherwise expire or twelve (12) months after the date of such death or cessation; and,

(b)	Any Option(s) granted pursuant to the Plan but not vested at the time of death or cessation of employment due to disability shall lapse forthwith unless and to the extent the Board determines that it should vest.

6.8	Option(s) offered in this Plan will only become exercisable in the event of a “Change in Control” (as defined in this Article) or listing and will lapse on the tenth anniversary of their date of grant if they have not been exercised by that date.

6.9	Notwithstanding the above provisions, the Board or the Committee may in their discretion, if they consider that the circumstances so justify, allow Option(s) to remain exercisable after termination of the Optionee’s employment regardless of the reason for that termination for such period as they shall determine provided that the Option(s) shall not be capable of exercise after the tenth anniversary of its grant.

6.10	For the purpose of this Agreement, a Change in Control will be deemed to have occurred when:

(a)	Any person, together with all persons acting jointly or in concert with such person, who, immediately prior to the date of the acquisition, beneficially held less than 50% of any class of the outstanding Shares of the Company having the power to vote for the election of Directors of the Company, acquires any class of the outstanding Shares of the Company having the power to vote for the election of the Directors of the Company in one or more transaction or series of transaction and after such transaction or transactions such person or person beneficially own(s) 50% or more of the outstanding Shares of any class of the Company having the power to vote for the election of the Directors of the Company;

(b)	There is consummated a sale or other disposition of assets of the Company representing 50% or more of the book value of all assets of the Company as at the date of the last audited financial statements of the Company as well as the rights to the intellectual property in the Company; or,

(c)	The Board adopts a resolution to the effect that, for the purposes of this Plan, a Change in Control has occurred.

ARTICLE 7 – GENERAL REPRESENTATIONS AND COVENANTS

7.1	With respect of each offering and issuance of Shares under the Plan, the Company represents, warrants and covenants as follows:

(a)	The Company is validly existing and in good standing under the laws of Québec and Canada and pursuant to which it was incorporated;

(b)	The Plan is a validly subsisting and binding obligation of the Company;

(c)	The Company is not party to, and will not become party to, any agreement which prohibits or restricts it from complying with the terms of the Plan;

(d)	Option(s) granted pursuant to the Plan may not be transferred, assigned or pledged by the holder thereof.

(e)	The participation in the Plan of an employee of the Company shall be entirely optional and shall not be interpreted as conferring upon Optionee any right or privilege whatsoever except for the rights and privileges set out expressly in the Plan and in the relevant Option(s) Offering Documents. Furthermore:

i.	Neither the Plan nor any act that is done under the terms of the Plan shall be interpreted as restricting the right of the Company to terminate the employment of an employee at any time;

ii.	Any notice of dismissal given to an employee at the time his or her employment is terminated, or any payment in the place and stead of such notice, or any combination of the two, shall not have the effect of extending the duration of the employment for purposes of the Plan; and,

iii.	No Optionee is entitled to damages for the loss of Option(s) on cessation of employment for any reason whatsoever.

(f)	The Shares are of a class of Shares of the Company, once exercised by the Optionee, that:

i.	Are not directly restricted in their right to share in the profits of the Company or in the division of the Company's assets on dissolution or winding up;

ii.	Include a restriction on transfer to third parties, pursuant to Article 7.1(d) of this Agreement; and,

iii.	Do not have any rights and restrictions prohibited by the Regulations within the Taxation Act (Quebec), Income Tax Act (Canada), or the Securities Act (Quebec);

(g)	Option(s) to be issued under the Plan will be from the treasury of the Company and will not have been previously issued;

(h)	The Purchase Price per Option(s) at which the Option(s) will be offered to the Eligible Employee, Advisor, or Consultant in any given Offering will not be greater than the Share Value in effect at that time;

(i)	The Plan does not provide for any guarantee in respect of any loss or profit which may result from fluctuations in the price of the Shares;

(j)	The Company shall assume no responsibility as regards the tax consequences under the Taxation Act (Quebec) or the Income Tax Act (Canada) that participation in the Plan will have for an employee or director of the Company and such persons are responsible for payment of all taxes incurred in relation to the exercise of Option(s) and urged to consult their own tax advisors in that regard.

(k)	All Financial Statements issued under the Plan will be prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Company as at the date thereof and do not omit to state any material liability or financial obligation of the Company as at the date thereof;

(l)	Since the date of the Financial Statements there has been no material adverse change in the financial position or condition of the Company, except as disclosed in the Option(s) Offering Document;

(m)	The Option(s) Offering Document discloses all outstanding Option(s), warrants and conversion rights granted by the Company in respect of its securities and contains no misrepresentations;

(n)	All Option(s) granted under the Plan must be supported by a duly executed individual Option(s) Offering Document as signed by the Optionee and the Company; and,

(o)	The Company will comply with the requirements of the Plan, the Taxation Act (Quebec), Income Tax Act (Canada), Securities Act (Quebec), and their Regulations.

7.2	With respect to the Plan and the Option(s) granted to the Optionee, the Eligible Employee, Advisor, or Consultant shall be bound by a confidentiality covenant. As part of this covenant, the Optionee agrees to maintain secret and confidential all information relating to the Plan and shall not divulge or disclose any such information except as may be required under the obligation of law or is required by the Company during the Optionee's employment.

7.3	Optionees shall be required, as a condition to the exercise or conversion of any options or convertible securities, either (a) to enter into an appropriate written contractual obligation to become a Party to and bound by any shareholder agreement of the Company; or (b) to become a party to a Share Restriction Agreement.

7.4	The Eligible Employee, Advisor, or Consultant will be deemed to have relied on the representations and warranties and covenants contained in this Article.

ARTICLE 8 – PLAN AMENDMENTS

8.1	With the approval of the Board but without the approval of the Employee, Advisor, or Consultant Optionees, the Company may amend the Plan to reflect changes made to the Securities Act (Quebec), Income Tax Act (Canada), and the Taxation Act (Quebec), Regulations or Policy Statements enacted since the adoption of the Plan.

8.2	Alterations to the Plan, except as stated in paragraph 8.1, may only be made with the approval of the Board and a majority of the Employee, Advisor, or Consultant Optionees.

8.3	The Company will not amend its Constitution in any manner which would affect a term of condition of the Plan without the prior written consent of the Board.

ARTICLE 9 – GENERAL

9.1	The Plan will be construed and enforced in accordance with the laws of the province of Quebec and the laws of Canada applicable therein.

9.2	Time will be of the essence in this Plan.

9.3	The Plan will ensure to the benefit of and be binding upon the Eligible Employee, Advisor, or Consultant, the Employee, Advisor, or Consultant Optionees, the Company and their respective heirs, personal representatives and successors.

9.4	Each of the parties to this Plan will do all such other acts and things as may be required to carry out the true intent and meaning of the Plan.

IN WITNESS WHEREOF the Company has adopted the Plan as of the date written above.

VISION MARINE TECHNOLOGIES INC.

)

)

Name: Alexandre Mongeon	)

Title: President	)

SCHEDULE “A”

SHARE OPTION(S) PLAN

OPTION(S) OFFERING DOCUMENT

(Date)

(Address)

To the Attention of the Committee or Board:

I, the undersigned,                  , hereby request Option(s) to purchase                     Voting Common Shares - Series Founder of VISION MARINE TECHNOLOGIES INC. (the “Company”), granted at an exercise price of                     under the terms of the Share Option(s) Agreement between the undersigned and the Company in accordance with the terms of the Share Option(s) Plan, as well as in accordance with the terms of the relevant Employee, Advisor, or Consulting Agreement, as the case may be, and I enclose herewith my cheque (or cash) made payable to the order of VISION MARINE TECHNOLOGIES INC. in the amount of                     Canadian Dollars in payment of the desired Option(s).

(Signature)

(Name)

(Full Address)

(Telephone)